The creation of Russia’s leading integrated telecoms company 28 January 2008 Exhibit (A)(5)(C)

28 January 2008

Disclaimer
This presentation is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of Golden Telecom common stock. The solicitation and the offer to buy shares of Golden Telecom common stock is being made pursuant to a tender offer statement on Schedule TO (including an offer to purchase, a letter of transmittal and related materials) that Lillian Acquisition, Inc., an indirect subsidiary of VimpelCom, filed with the U.S.
Securities and Exchange Commission ( “SEC”) on January 18th, 2008. Golden Telecom also filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. Investors and Golden Telecom stockholders are urged to read both the tender offer statement and the solicitation/recommendation statement because they contain important information.
Investors and security holders may obtain a free copy of these statements and other documents filed by VimpelCom, Lillian Acquisition Inc., Golden Telecom and their affiliates with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement (including the offer to purchase, letter of transmittal and related materials) may be obtained for free at
VimpelCom’s website at www.vimpelcom.com or by directing such requests to VimpelCom (Investor
Relations) at +7 (495) 910-5977, investor_relations@vimpelcom.com, or by calling D.F. King & Co.
Inc., the information agent for the offer toll-free at +1 (800) 431-9633 (for stockholders) or collect at +1 (212) 269-5550 (for banks and brokers). The solicitation/recommendation statement may be obtained by directing such requests to Golden Telecom (Investor Relations) at + 7 (495) 797-9300,
ir@gldn.net.

28 January 2008

Forward-looking statements
This presentation includes certain forward-looking statements. Such statements include those concerning the potential acquisition of all of the outstanding shares of Golden Telecom by a subsidiary of VimpelCom, VimpelCom’s intention to integrate Golden Telecom into the VimpelCom business and the intended synergies and other benefits to VimpelCom from the transaction described herein. These statements are based on VimpelCom management’s best assessment of each of its and Golden Telecom’s strategic and financial position and on future market conditions and trends. These statements involve risks and uncertainties including, without limitation, the possibility that the parties are not able to consummate the transaction. Certain factors could affect the outcome of the matters described in this presentation. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the offer or complete the merger due to the failure to satisfy conditions required to complete the offer and the merger; (3) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the offer and the merger; (4) difficulties in integrating Golden Telecom into
VimpelCom’s business, leading to greater costs and lower integration benefits than anticipated; (5)
regulatory conditions being imposed in connection with the acquisition of Golden Telecom; (6) the impact of actions taken by competitors, regulatory authorities and taxing authorities; (7) the impact of any failure by third parties to supply materials, equipment or services; and (8) changes in general political and economic conditions in Russia and the CIS. Additional information concerning factors that could cause results to differ materially from those in the forward-looking statements is contained in VimpelCom’s public filings with the SEC, including VimpelCom’s annual report on Form
20-F for the year ended December 31, 2006, and in Golden Telecom’s filings with the SEC, including
Golden Telecom’s quarterly reports on Form 10-Q and Golden Telecom’s annual report on Form 10-
K for the year ended December 31, 2006.

28 January 2008

A perfect fit
Customer
focus
Product
focus
Geography
Enable customer growth in both corporate
and residential sectors
Create cross-selling opportunities
Bundling opportunities anticipated
Significant cost synergies and investment
savings expected
Introduce convergent products
Overlapping geographies allow for creation
of the leading pan-CIS integrated operator
Enhance VimpelCom operations in Ukraine
Residential Corporate
Mobile
voice
and data
Fixed voice
and data
Internet
DVBT
Russia,
CIS
Russia,
CIS
Infrastructure
Scale synergies from combining networks
Enhance Golden Telecom’s wholesale
operations
Generate additional revenues from FTTB
local access network
Transport
network
Access

28 January 2008

Golden Telecom—a high quality asset
Fixed-line market growth
(nominal revenues US$bn)
Golden Telecom position
13.2
25-26
~4.5
~4.0
~4.5
0
5
10
15
20
25
30
2007 2010
Incremental demand
(~65% of growth)
‘Business
as usual’
No. 1 alternative carrier for corporates in Moscow
and St. Petersburg
Rapidly expanding into Russian regions
– 33% of revenues from regions in 2007
Leading broadband provider in Russia and CIS
– 4.5 million households covered
– 448,000 subscribers
– Triple 65 project in Russia and Ukraine
25% market share in long distance telephony
State-of-the-art network
– The largest zonal network covering 24 regions
– FTTB access network
1
2
3
4
5
Revenue growth in the mid-30s (%)
EBITDA growth in the mid-40s (%)
20% capex/revenues 2007-08
Source: J’Son and Partners, Renaissance Capital
2008
guidance¹
Additional
regional and
corporate
services
Additional
residential
broadband
1
Golden Telecom 3Q 2007 investor presentation

28 January 2008

247
0
50
100
150
200
250
300
2006
Golden Telecom at a glance
Revenue breakdown 3Q 2007 Key financials (US$m)
54% 37%
2%
7%
Carrier
Business
Mobile
Consumer
Internet
Source: Golden Telecom 3Q 07 results
Source: Golden Telecom 3Q 07 results
Notes: EBITDA pre-Equity Based Compensation
2006 data not pro forma for Corbina Telecom
33%
67%
Regions
Moscow
93
65
0
50
100
150
200
3Q 06 3Q 07
855
0
200
400
600
800
1000
2006
350
229
0
100
200
300
400
500
600
3Q 06 3Q 07
Revenues
EBITDA
Growth 53%
year-on-year
Growth 42%
year-on-year

28 January 2008

Synergies
• Cross-selling and bundling of
convergent products
VimpelCom to leverage Golden
Telecom’s access to Russian
corporates
Combined entity to market
Golden Telecom’s residential
broadband products using
VimpelCom’s sales channels
FMC in the corporate sector
• Sale of spare capacity to third
party carriers
• CIS co-operation: Ukraine,
Kazakhstan, Uzbekistan, Armenia
Estimated opex and capex synergies
Additional potential revenue upside
Joint network
development
Procurement
savings
Channel
leasing
Local loops (FTTB)
Traffic
termination
Source: VimpelCom analysis
Approx. NPV of US$474 million
8%
14%
21%
34%
23%
Opex Capex

Beeline

Beeline
Corporate
Residential
Transport network
Mobile
Finance
HR
Marketing
Procurement
Golden
Corporate
Wholesale
Residential
Transport network
Local access
Mobile
Finance
HR
Marketing
Procurement

28 January 2008 8 Integration plan Sales and support Network operations Corporate centre Sales and support Network operations Corporate centre

28 January 2008

Transaction overview
Key terms
All cash tender offer by VimpelCom acquisition subsidiary for 100% of shares outstanding, followed by second-step merger
US$105 per Golden Telecom share, implying fully-diluted equity value of approx. US$4.3 billion
Timeline
18 January: tender offer launched
18 January – 15 February: tender offer period, subject to extension by
VimpelCom if certain conditions are not satisfied or waived
Following completion of the tender offer, effect short-form merger if acquisition subsidiary owns 90% or more Golden Telecom shares (including any purchased by exercise of a top-up option); otherwise, effect long-form merger
Financing
Consideration financed from existing cash balances and new banking facilities pursuant to a commitment letter from a group of lenders
Additional
considerations
Approved by the Special Independent Committees and the Boards of
Directors of each of Golden Telecom and VimpelCom
Subject to 63.3% minimum tender condition
Also subject to regulatory approvals, consent of Golden Telecom’s lenders and customary closing conditions; no financing conditions

28 January 2008

VimpelCom and Golden Telecom
VimpelCom¹
Golden Telecom
Market cap.
US$34.0 billion²
Enterprise value
US$35.7 billion²
Market cap.
US$4.3 billion³
Enterprise value US$4.4 billion
1
Percentage indicate share of total voting shares
2
At the ADR closing price of US$33.18 as of January 25, 2008
3
Fully-diluted market capitalisation at offer price of US$105
Sources: company data, Datastream
Telenor
29.9%
Altimo
44.0%
Free float
24.4%
VimpelCom Golden Telecom
Telenor
18.3%
Altimo
26.6%
Rostelecom
11.0%
Other
1.7%
Inure
7.9%
Free float
36.2%

28 January 2008

Summary
A compelling, transformational transaction for VimpelCom’s
shareholders which creates the first truly integrated
telecommunications operator across Russia and the CIS
Enhances growth profile by combining strong mobile presence
with leading fixed-line operator
Creation of additional value through anticipated exploitation of synergies
1
2
3

28 January 2008 12